EXHIBIT 10.2

PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (this "Agreement") is made and entered into effective as of the 1st day of April, 2010 (the "Effective Date") by and between BMC Capital, Inc., a Nevada corporation (the "Company") and Heron Capital Partners, Ltd., a Texas limited partnership ("Contractor").

RECITALS

The Company desires to employ Contractor in order to have the benefit of Christian R. Briggs' skills and services, and Contractor desires to accept engagement by the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth in this Agreement, and the performance of each, the parties to this Agreement, intending legally to be bound, agree as follows:

AGREEMENT

1.           Engagement as Independent Contractor. The Company hereby engages Contractor as a consultant. Contractor hereby accepts such engagement and agrees to provide the services of Mr. Christian R. Briggs ("Mr. Briggs") as Chief Executive Officer of the Company. The Contractor will be responsible for all payments of salary and benefits to Mr. Briggs for his services as Chief Executive Officer of the Company, it being understood that Mr. Briggs is employed by the Contractor and that, accordingly, Mr. Briggs will look solely to Contractor for all wages, health and other benefits, social security, unemployment and workers' compensation and state disability insurance, if any, to which he is entitled.

2.           Term. The term of this Agreement shall begin on the Effective Date and continue until December 31, 2020 and, unless either party delivers to the other a written notice of intent not to extend the term of this Agreement at least thirty (30) days before December 31, 2020, the term of this Agreement shall automatically be extended for two additional years.

3.           Services. During the term of this Agreement, Contractor shall serve as a financial consultant to the Company and in such role, shall (a) do Contractor's utmost to enhance and develop the best interests and welfare of the Company, (b) give Contractor's best efforts and skill to advancing and promoting the growth and success of the Company, and (c) comply with the Company's policies and practices and the laws and regulations that apply to the Company's operation and administration.

4.           Compensation; Expense Reimbursement. As compensation for the services of Contractor, the Company shall pay Contractor a consulting fee in the amount of $20,000.00 per month. The Company shall reimburse Contractor for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Contractor in the performance of its duties under this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Contractor upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax recordkeeping requirements.

5.           Termination. Contractor's engagement may be terminated in any one of the following ways, prior to the expiration of the term of this Agreement:

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a.           Termination upon Death or Incapacity. Contractor's engagement shall terminate immediately (i) upon the death of Mr. Briggs or (ii) in the event that, by virtue of an accident, sickness or otherwise, Mr. Briggs is unable to perform the essential functions of his position, with reasonable accommodation, for a period of 365 consecutive days.

b.           Termination by the Company for Cause. The Company may terminate this Agreement and Contractor's engagement for "Cause" (defined below), ten (10) days after written notice to Contractor. The term "Cause" shall mean either of the following events:

i.          any act by Contractor of fraud or dishonesty, with respect to any aspect ofthe Company's business; or

ii. conduct on the part of Contractor which could result in serious prejudice to the interests of the Company.

c.           Voluntary Termination by the Contractor. Contractor may terminate this Agreement at any time, without cause, upon thirty (30) days' advance written notice.

d.           Change of Control. If following a Change of Control (defined below), Contractor's engagement is terminated without Cause or voluntarily terminated by Contractor, Contractor shall be entitled to receive, in lieu of any payment under paragraph 4, a lump sum payment in the amount determined as follows: the product of (a) the then-current monthly consulting fee and (b) twenty-four (24); such payment to be made within 3 business days of the date of such Change of Control.

For purposes of this Agreement, the term "Change of Control" means the occurrence of one or more of the following events:

(a)           the closing of a merger or consolidation of the Company with any corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by renaming outstanding securities or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(b)           a change in ownership of the Company through a transaction or series of transactions, such that any person or entity is or becomes the beneficial owner, directly or indirectly, of stock or other securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding stock or other securities;

(c)           the closing of any agreement for the sale or disposition of all or substantially all of the Company's assets; or

(d)           a transfer of all or substantially all of the Company's assets pursuant to a partnership or joint venture agreement where the Company's resulting interest is or becomes 50% or less.

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6.           Relationship of the Parties. At all times during the term of this Agreement, Contractor shall be an independent contractor in providing services to the Company. It is expressly understood and agreed that Contractor will remain at all times an independent contractor and that nothing contained in this Agreement shall be construed to be inconsistent with such status. Contractor shall not take any actions or make any representations to any person or entity that would suggest that any relationship other than an independent contractor relationship exists between the Company and Contractor. In no event shall Mr. Briggs be considered to be an employee of the Company, and the Company shall have no duty to provide or maintain any insurance or other employee benefits on behalf of Mr. Briggs. Contractor shall pay all federal, state and local income, social security, unemployment and excise taxes required to be paid by independent contractors.

7.           Trade Secrets and Confidential Information. For purposes of this paragraph, "Confidential Information" means any data or information, other than Trade Secrets, that is valuable to the Company and not generally known to the public or to competitors of the Company. "Trade Secret" means information including, but not limited to, any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

a.           Contractor acknowledges Contractor is engaged by the Company in a confidential relationship in which Contractor, in the course of Contractor's engagement with the Company, will receive and will have access to Confidential Information and Trade Secrets of the Company, including but not limited to confidential and secret business and marketing plans, strategies, and studies, detailed client/customer lists and information relating to the operations and business requirements of those clients/customers and, accordingly, Contractor is willing to enter into the covenants contained in this paragraph 7 in order to provide the Company with what Contractor considers to be reasonable protection for the Company's interests.

b.           Contractor agrees that, during the term of this Agreement and for a period of five years after the expiration or other termination of this Agreement, Contractor will hold in confidence all Confidential Information of the Company and its present and future affiliates and subsidiaries that came into Contractor's knowledge during Contractor's engagement with the Company and will not disclose, publish or make use of such Confidential Information without the prior written consent of the Board of Managers of the Company.

c.           Contractor shall hold in confidence all Trade Secrets of the Company and its present and future affiliates and subsidiaries that came into his knowledge during Contractor's engagement with the Company and shall not disclose, publish or make use of such Trade Secrets at any time after the date of this Agreement without the prior written consent of the Board of Managers of the Company, for as long as the information remains a Trade Secret.

d.           Notwithstanding the foregoing, the provisions of this paragraph 7 will not apply to (i) information required to be disclosed by Contractor in the ordinary course of his duties under this Agreement or (ii) Confidential Information that otherwise becomes generally known in the industry or to the public through no act of Contractor or any person or entity acting by or on Contractor's behalf, or which is required to be disclosed by court order or applicable law.

e.           The parties agree that the restrictions stated in this paragraph 7 are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable state law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the Company's right under applicable state law to protect its trade secrets and confidential information.

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8.           Indemnification; Limitation of Liability. Contractor agrees to indemnify and hold the Company harmless from and against any and all liabilities, damages or losses which may be suffered by the Company by reason of: (a) loss, claim, damage or physical destruction of property, caused by any negligent or intentional misconduct of Contractor during Contractor's performance under this Agreement; or (b) third party claims, arising out of negligent or intentional misconduct of Contractor during Contractor's performance under this Agreement. Neither party shall be liable to the other for consequential, incidental, indirect, punitive or special damages, regardless of the legal theory advanced or of any notice given as to the likelihood of such damages.

9.           No Prior Agreements. Contractor represents and warrants to the Company that the execution of this Agreement by Contractor, the engagement of Contractor by the Company and the performance of Contractor's duties under this Agreement will not violate or be a breach of any agreement with any other person or entity.

10.           Assignment; Binding Effect. Contractor understands that Contractor has been selected for engagement by the Company on the basis of Contractor's personal qualifications, experience and skills. Contractor agrees, therefore, Contractor cannot assign all or any portion of Contractor's performance under this Agreement.

11.           Complete Agreement; Amendment. Contractor has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement of expression of the agreement between the Company and Contractor with respect to the subject matter of this Agreement, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Contractor, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

12.           Notice. Whenever any notice is required under this Agreement, it shall be given in writing addressed as follows:

To the Company:                                BMC Capital, Inc.
               3267 Bee Caves Road, Suite 107-122
              Austin, TX 78746
              Attn: Board of Directors

To Contractor:                                    Heron Capital Partners, Ltd.
              3267 Bee Caves Road, Suite 107-122
              Austin, TX 78746
             Attn: Christian Briggs

Any notice that is delivered personally or by overnight courier or facsimile shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time, on the third day after the day it is so placed in the mail.

13.           Equitable Remedy. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the covenants set forth in paragraph 7 and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of Contractor's covenants.

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14.           Construction. No provision of this Agreement shall be construed against or interpreted to the disadvantage of Contractor or the Company by any court or the government or judicial authority by reason of Contractor or the Company having or being deemed to have structured or drafted such provision of this Agreement.

15.           Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF SUCH STATE. Except as contemplated by paragraph 13, (a) if a dispute arising out of or relating to the subject matter of this Agreement is not resolved through good faith consultation between the parties, the parties agree first to try in good faith to settle the dispute by non-binding mediation, and (b) and if not then resolved, such dispute shall be settled by binding arbitration administered in Dallas, Texas by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.

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EXECUTION

The parties have caused this Agreement to be duly executed as of the date first written above.

COMPANY:
BMC CAPITAL, INC.

By: /s/ Tom Gingerich
Name: Tom Gingerich
Title: Chief Financial Officer

COMPANY:
Heron Capital Partners, Ltd.

By: Austin Capital Partners, LLC.
It's General Partner
Christion Briggs, President

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